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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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MEDIA 100 INC.
(Name of Registrant as Specified in Its Charter)
The Board of Directors of Media 100 Inc.
(Name of Person(s) Filing Proxy Statement)

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MEDIA 100 INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held April 16, 2002

To the Stockholders:

        Notice is hereby given that the Annual Meeting of Stockholders of Media 100 Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 290 Donald Lynch Boulevard, Marlboro, Massachusetts 01752, on Tuesday, April 16, 2002 at 10:00 a.m. for the following purposes:

        1.    To elect four directors;

        2.    To approve the 2002 Stock Option and Incentive Plan; and

        3.    To transact any and all other business that may properly come before the meeting and any adjournments or postponements thereof.

        All stockholders of record at the close of business on March 4, 2002 are entitled to notice of and to vote at this meeting.

        Stockholders are requested to sign and date the enclosed proxy and return it in the enclosed envelope. The envelope requires no postage if mailed in the United States. The Company's 2001 Annual Report to Stockholders, which contains financial statements and other information of interest to stockholders, is enclosed with this Notice and the accompanying Proxy Statement.

By order of the Board of Directors

Steven D. Shea Secretary
March 13, 2002

MEDIA 100 INC.

PROXY STATEMENT

Annual Meeting of Stockholders
April 16, 2002

General

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Media 100 Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, April 16, 2002 at 10:00 a.m. at the principal executive offices of the Company, located at 290 Donald Lynch Boulevard, Marlboro, Massachusetts 01752, and any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

        This Proxy Statement and attached form of proxy are first being distributed to stockholders on or about March 13, 2002. The Company's 2001 Annual Report to Stockholders, which includes the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2001, accompanies this Proxy Statement.

Voting Rights and Outstanding Shares

        As of March 4, 2002, the Company had outstanding 12,699,029 shares of common stock of the Company (the "Common Stock"). Each share of Common Stock entitles the holder of record thereof at the close of business on March 4, 2002, the record date for the Annual Meeting, to one vote on the matters to be voted upon at the meeting.

        The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may also utilize the services of some of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and telegraph from brokerage houses and other stockholders.

        If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted. If the stockholder specifies in the proxy how the shares are to be voted, they will be voted as specified. If the stockholder does not specify how the shares are to be voted, they will be voted (i) to elect the four nominees listed under "Election of Directors," or the nominees for whom approval has not been withheld and (ii) in favor of adopting the 2002 Stock Option and Incentive Plan. Should any person nominated to serve as a director be unable or unwilling to serve as director, the persons named in the form of proxy for the Annual Meeting intend to vote for such other person as the Board of Directors may recommend. Any stockholder has the right to revoke his or her proxy at any time before it is voted by attending the meeting and voting in person or filing with the Secretary of the Company a written instrument revoking the proxy or delivering another newly executed proxy bearing a later date.

        At the date hereof, management of the Company has no knowledge of any business other than that described in the Notice of Annual Meeting that will be presented for consideration at such meeting. If any other business should come before such meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies, as they shall decide.

Quorum, Required Votes and Method of Tabulation

        Consistent with state law and under the Company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Persons appointed by the Company to act as election inspectors for the meeting will count votes cast by proxy or in person at the Annual Meeting. The four nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors. The affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting is required for the approval of each of the other matters to be voted on.

        The election inspectors will count the total number of votes cast "for" approval of proposals, other than the election of directors, for purposes of determining whether sufficient affirmative votes have been cast. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes have any effect on the outcome of voting on the matter.

1. ELECTION OF DIRECTORS

        At the Annual Meeting it is intended that the Company's Board of Directors be elected to hold office until the next Annual Meeting and until their successors shall have been duly elected and qualified. Information regarding nominees is set forth below. All nominees are currently directors of the Company.

Name	Age	Position with the Company
John A. Molinari	39	Chief Executive Officer, President and Director
Maurice L. Castonguay	50	Director
Roger W. Redmond	48	Director
Paul J. Severino	55	Director

        Mr. Molinari has been a director since June 1995. He was President of the Company from November 1996 until October 1998, resumed that role from June 1999 until May 2000 and again resumed the role in December 2000. He has been Chief Executive Officer of the Company since November 1996. Prior to November 1996, he served as Vice President and General Manager of the Company's multimedia group from 1990 to November 1996.

        Mr. Castonguay has been a director since February 1997. Since January 1999, he has been Chief Financial Officer and Senior Vice President of Finance of MatrixOne, Inc., a provider of product collaboration solutions for the value chain. From August 1997 to October 1998, Mr. Castonguay was Chief Financial Officer, Treasurer and Vice President of Finance and Administration of Stratus Computer, Inc., a provider of fault-tolerant computer systems. From March 1996 to August 1997, Mr. Castonguay served as Vice President of Finance and Chief Financial Officer of Gradient Technologies, Inc., a provider of distributed computing and security solutions for the enterprise and intranet markets. From 1990 to 1996, Mr. Castonguay served as Chief Financial Officer and Vice President of Finance of Xylogics, Inc., a supplier of remote-access communications products.

        Mr. Redmond has been a director since November 2001 and previously served on the Board from February 1998 until May 2000. Since January 2002, he has been Senior Vice President and Portfolio Manager of Windsor Financial Group, a money management company. From June 1999 to January 2002, Mr. Redmond was Managing Director of Goldsmith, Agio, Helms & Lynner, LLC, an investment bank. From August 1997 to October 1998, Mr. Redmond was President and Chief Executive Officer of Teletraining Systems, Inc., a provider of training for distance educators. Prior to that, he was a Managing Director of USbancorp Piper Jaffray, Inc., an investment-banking firm, for thirteen years. Mr. Redmond is also a director of Spire Corporation, a provider of photovoltaic module manufacturing equipment, optoelectronic products and biomedical processing services and a director of E.mergent, a provider of multimedia-rich visual communication solutions.

        Mr. Severino has been a director since April 1985. Since November 1996 Mr. Severino has been a private investor. Mr. Severino served as Chairman and Chief Executive Officer of NetCentric Corporation, a provider of Internet protocol telephony applications from August 1997 to December 1999. Prior to that,

Mr. Severino founded Bay Networks, Inc., (formerly Wellfleet Communications, Inc.) a supplier of internetworking communication products, where he served as Chairman of the Board from October 1994 to November 1996, and as President and Chief Executive Officer from 1986 to October 1994. Mr. Severino is also the Chairman of the Massachusetts Technology Development Corporation, on the Board of Trustees of Rensselaer Polytechnic Institute, on the Board of Governors of the Massachusetts Telecommunications Council and a director of MCK Communications, Inc., Silverstream Software, Inc., and Sonus Networks, Inc.

Board of Directors

        During the fiscal year ended November 30, 2001, the Company's Board of Directors held eight meetings and acted by written consent on two additional occasions. Each of the directors attended at least 75% of the aggregate of the meetings of the Board and all committees of the Board on which he served that were held while he was a director. There are two committees of the Board of Directors: an Audit Committee and a Compensation Committee. There is no Nominating Committee.

        The Audit Committee reviews with management and the Company's independent public accountants the Company's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the public accountants upon the financial condition of the Company and its accounting controls and procedures, and such other matters as the committee deems appropriate. The Audit Committee is comprised of three members, Messrs. Castonguay, Redmond and Severino, none of who are employees of the Company and each of who is an "independent director" under the rules of the National Association of Securities Dealers. During the fiscal year ended November 30, 2001, the Audit Committee met on four occasions. The Audit Committee operates under a written charter adopted by the Board of Directors.

        The Compensation Committee reviews salary policies and compensation of officers and other members of management and approves compensation plans. The Compensation Committee also administers the Company's stock option and purchase plans. The Compensation Committee is comprised of two members, Messrs. Redmond and Severino. During the fiscal year ended November 30, 2001, the Compensation Committee met on four occasions.

        As compensation for serving on the Board, all non-employee directors receive options to purchase Common Stock of the Company upon their appointment to the Board. In addition, directors may receive additional option grants as compensation for their service on the Board. Directors do not receive any cash compensation for their service on the Board, other than reimbursement of out-of-pocket expenses for travel expenses in connection with their participation on the Board.

Compensation Committee Interlocks and Insider Participation

        From the beginning of fiscal year 2001 until the end of July 2001 the members of the Compensation Committee were Carl Rosendahl and Mr. Severino. On July 31, 2001, Mr. Rosendahl resigned from the Board of Directors and the Compensation Committee. In November 2001, Mr. Redmond was appointed to the Board and the Compensation Committee. None of these members of the Compensation Committee were officers or employees of the Company at anytime during the fiscal year ended November 30, 2001.

        None of the Company's executive officers serves, or has served during the last fiscal year, as a member of the board of directors or compensation committee (or any other board committee performing equivalent functions) of any entity that has one or more executive officers serving as a member of the Company's board of directors or compensation committee.

2. APPROVAL OF THE 2002 STOCK OPTION AND INCENTIVE PLAN
(THE "2002 PLAN")

        On January 23 2002, the Board of Directors adopted, subject to the approval of the stockholders, the 2002 Plan. The 2002 Plan provides for up to 950,000 shares of the Company's Common Stock to be reserved for the grant of incentive stock options to employees of the Company and the grant of non-qualified stock options, stock awards and opportunities to make direct purchases of stock in the Company to employees, directors, officers and consultants of the Company.

        The stockholders are being asked to approve the 2002 Plan because the Company's Key Employee Incentive Plan (1992) (the "Existing Plan") expired on February 20, 2002. The Company's management relies on stock options as an essential part of the compensation packages necessary for the Company to attract and retain experienced officers and employees. The Board of Directors adopted the 2002 Plan in order to ensure that the Company would be able to continue to attract and retain the quality of employees, directors and officers needed to compete effectively. The Board of Directors of the Company believes that the 2002 Plan provides sufficient shares to permit the Company's management to continue to provide meaningful long-term, equity-based incentives to present and future key employees.

        While the Board of Directors is aware of and has considered the potential dilutive effect of option grants, it also recognizes the performance and motivational benefits of equity compensation and believes that the proposed increase in available options is appropriate under the circumstances. All of the Company's option grants under its Existing Plan were granted at or above fair market value at the time of grant. As a result, no dilution to the Company's stockholders occurs unless and until the stock price increases, benefiting both stockholders and option holders of the Company. Furthermore, since the Company typically grants options that become exercisable over a four-year period, employees must remain with the Company in order to obtain 100% of the potential benefits of their option grants.

        The Company is seeking stockholder approval of the 2002 Plan pursuant to this Proposal 2 in order to be able to grant "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). As described below under the heading "United States Federal Income Tax Consequences," there are several potential benefits to the Company's employees if options granted under the 2002 Plan are treated as ISOs. In addition, stockholder approval of the 2002 Plan is required in order to allow for directors and officers to be eligible to participate in the 2002 Plan.

        The affirmative vote of a majority of the shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting of Stockholders and voting will be required to approve the adoption of the 2002 Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADOPTION OF THE 2002 PLAN.

        The following is a summary description of the 2002 Plan, which is qualified in its entirety by reference to the complete text of the 2002 Plan that is attached as Appendix A to this Proxy Statement.

        SUMMARY OF THE 2002 PLAN

        PURPOSE.    The purpose of the 2002 Plan is to encourage employees, directors and officers of the Company as well as other individuals who render services to the Company by providing opportunities to obtain stock of the Company pursuant to the 2002 Plan.

        SHARES SUBJECT TO THE 2002 PLAN.    The Board of Directors has reserved a maximum of 950,000 shares of Common Stock for issuance under the 2002 Plan.

        ELIGIBILITY.    The 2002 Plan provides for the grant of incentive stock options ("ISOs") to employees of the Company and the grant of non-qualified stock options ("NQSOs"), stock awards ("Awards") and opportunities to make direct purchases of stock in the Company ("Purchases") to employees, officers and directors of the Company, subject to stockholder approval as discussed below.

ISOs, NQSOs, Awards and Purchases are sometimes collectively referred to as "Stock Rights" and ISOs and NQSOs are sometimes collectively referred to as "Options." For information concerning the United States federal income tax consequences of ISOs, NQSOs, Awards and Purchases, please see below.

        ADMINISTRATION.    The 2002 Plan is to be administered by the Board of Directors. Subject to the provisions of the 2002 Plan, the Board of Directors has the authority to (i) determine to whom Options, Awards and authorizations to make Purchases shall be granted, (ii) determine the time at which Options or Awards shall be granted or Purchases made, (iii) determine the purchase price for NQSOs, Awards and Purchases, (iv) determine whether each Option granted shall be an ISO or a NQSO, (v) determine when each Option shall become exercisable and the duration of the exercise period, (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (vii) interpret the 2002 Plan and prescribe and rescind rules and regulations relating to it. The Board of Directors may delegate its authority to a committee.

        OPTION PRICE AND DURATION.    The exercise price per share for each ISO and NQSO granted under the 2002 Plan may be set at the direction of the Board of Directors, but, under current federal income tax laws, may not be less than the fair market value per share of Common Stock on the date of such grant in the case of an ISO. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, under current federal income tax laws, the price per share for such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. Under current federal income tax laws, the aggregate fair market value (determined at the time of grant) of the shares of Common Stock subject to ISOs granted to an employee and which first become exercisable during any calendar year cannot exceed $100,000; any portion of an ISO grant that exceeds such $100,000 limit will be treated for tax purposes as a NQSO. Each Option expires on the date specified by the Board of Directors, but, under current federal income tax laws, not more than (i) ten years from the date of grant in the case of ISOs generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

        EXERCISABILITY OF SHARES.    The vesting schedule of all Options, Awards and Purchases shall be determined by the Board of Directors. An Option shall be exercisable in whole or in part by giving written notice to the Company, stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full for such shares.

        AMENDMENT AND TERMINATION.    The Board of Directors may from time to time adopt amendments, certain of which are subject to stockholder approval, and may terminate the 2002 Plan at any time. Any shares subject to an Option that for any reason expire or terminate unexercised may again be available for future grants under the 2002 Plan. No Options may be granted under the 2002 Plan after January 23, 2012.

        UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.    The following discussion summarizes certain United States federal income tax considerations for persons receiving Stock Rights under the 2002 Plan and certain tax effects on the Company, based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service. However, this summary is not intended to be a complete discussion of all the United States federal income tax consequences of these plans.

        Incentive Stock Options:

        1.    In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and the Company is not entitled to a federal income tax deduction upon either grant or exercise of an ISO.

        2.    If shares acquired upon exercise of an ISO are not disposed of within (i) two years from the date the ISO was granted and (ii) one year from the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

        3.    If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

        4.    In any year that an optionee recognizes ordinary income as the result of a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally should be entitled to a corresponding federal income tax deduction.

        5.    The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

        6.    Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

        7.    An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

        8.    In addition to the tax consequences described above, the exercise of ISOs may result in an "alternative minimum tax" under the Code. The Code provides that an "alternative minimum tax" will be applied against a taxable base that is equal to "alternative minimum taxable income," generally reduced by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

        9.    Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Non-Qualified Options:

        1.    The optionee generally does not recognize any taxable income upon the grant of a NQSO, and the Company is not entitled to a federal income tax deduction by reason of such grant.

        2.    The optionee generally will recognize ordinary income at the time of exercise of a NQSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

        3.    When the optionee sells the shares acquired upon exercise of a NQSO, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

        4.    The Company generally should be entitled to a federal income tax deduction when the optionee recognizes ordinary income.

        5.    An optionee may be entitled to exercise a NQSO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a NQSO in such fashion, special rules will apply.

        6.    Special rules apply if the shares acquired upon the exercise of an NQSO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Awards and Purchases:

        1.    Under current federal income tax law, persons receiving Common Stock pursuant to an Award or Purchase generally will recognize ordinary income equal to the fair market value of the shares received, in the case of an Award, or the excess of the fair market value of the shares (determined on the date of purchase) over the purchase price, in the case of an authorization to Purchase. The Company generally will be entitled to a corresponding federal income tax deduction. When such stock is sold, the seller generally will recognize capital gains or loss.

        2.    Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

        OPTION INFORMATION.    As of March 4, 2002, there were approximately 177 key employees and directors who will be eligible to participate in the 2002 Plan upon its approval by the stockholders. As of March 4, 2002, no shares were subject to outstanding options granted under the 2002 Plan. As of March 4, 2002, the last reported sale price of the Common Stock on the Nasdaq National Market was $2.83.

        Because all grants under the 2002 Plan are to be made at the discretion of the Board of Directors, future grants under the 2002 Plan are not yet determinable. Accordingly, the following table summarizes the number of stock options granted under the Company's Existing Plan (which is being replaced by the 2002 Plan) during the last fiscal year ended November 30, 2001 to (i) the Named Executive Officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees (excluding executive officers as a group).

Name and Position	Exercise Price($)(1)	Number of Options(2)
John A. Molinari	$1.46	392,250
Steven D. Shea	$1.47	246,500
Anthony B. Dolph	$1.82	70,000
Timothy C. de E. Collin	$1.56	57,125
Executive officers as a group	$1.50	765,875
Non-executive officer directors as a group	$0.94	60,000
Non-executive officer employees as a group	$1.87	2,276,813

(1)
Exercise prices for the options granted during the fiscal year ended November 30, 2001 under the Existing Plan are shown on a weighted-average basis for the groups presented. Future benefits under the 2002 Plan are not determinable, as grants of options are at the discretion of the Company's Board and are dependent upon the price of the Company Common Stock in the future.

(2)
The amounts shown reflect options granted pursuant to the Stock Option Cancellation and FY01 Stock Option Grant Plan. Under this plan, Messrs. Molinari, Shea and Collin cancelled and subsequently received 352,250 options, 221,500 options and 47,125 options, respectively. See the Compensation Committee Report on Executive Compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the Company's Common Stock owned as of February 1, 2002 (except as noted below) by (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) the Chief Executive Officer and each of the other individuals named in the Summary Compensation Table (hereafter referred to as the "Named Executive Officers") and (iv) all current executive officers and directors as a group. Except as otherwise indicated in the footnotes to this table, the Company believes that each of the persons or entities named in this table has sole voting and investment power with respect to all the shares of Common Stock indicated.

	Number of Shares Beneficially
Directors and Named Executive Officers
	Owned(1)	Percent(1)
Maurice L. Castonguay(2)	43,750	*
Timothy C. de E. Collin(3)	55,158	*
Anthony B. Dolph(4)	50,000	*
John A. Molinari(5)	369,832	2.84%
Steven D. Shea(6)	90,328	*
Roger W. Redmond	5,940	*
Paul J. Severino(7)	109,090	*
All executive officers and directors as a group (7 persons in all)	724,098	5.55%
Additional 5% Stockholders
The Clark Estates, Inc.(8) One Rockefeller Plaza New York, New York 10020	897,500	6.88%
Alfred A. Molinari(9) c/o Data Translation, Inc. 100 Locke Drive Marlboro, Massachusetts 01752	790,487	6.06%
Royce & Associates, Inc.(10) 1414 Avenue of the Americas New York, New York 10019	696,900	5.34%

*
Represents less than 1%.

(1)
The number and percent of the outstanding shares of Common Stock treat as outstanding all shares issuable on options exercisable within sixty days of February 1, 2002 held by a particular beneficial owner that are included in the first column.

(2)
Includes 18,750 shares subject to options exercisable within sixty days of February 1, 2002.

(3)
Includes 54,235 shares subject to options exercisable within sixty days of February 1, 2002.

(4)
Includes 50,000 shares subject to options exercisable within sixty days of February 1, 2002.

(5)
Includes 220,845 shares subject to options exercisable within sixty days of February 1, 2002.

(6)
Includes 78,562 shares subject to options exercisable within sixty days of February 1, 2002.

(7)
Includes 8,750 shares subject to options exercisable within sixty days of February 1, 2002.

(8)
Based solely upon conversation with The Clark Estates, Inc. on March 8, 2002.

(9)
Includes 24,000 shares subject to options exercisable within sixty days of February 1, 2002.

(10)
As reported in, and based solely upon, a Schedule 13G dated February 8, 2002 filed with the Securities and Exchange Commission by Royce & Associates, Inc.

EXECUTIVE OFFICERS

        The executive officers of the Company as of March 13, 2002 are as follows:

Name	Age	Position with the Company
John A. Molinari	39	Chief Executive Officer, President and Director
Steven D. Shea	35	Chief Financial Officer, Treasurer and Secretary
Timothy C. de E. Collin	44	Vice President, Sales

        Mr. Molinari was President from November 1996 until October 1998, resumed that role from June 1999 until May 2000 and again resumed that role in December 2000, and has been Chief Executive Officer since November 1996. Prior to that, he served as Vice President and General Manager of the Company's multimedia group from 1990 to November 1996. See "Election of Directors."

        Mr. Shea has been Chief Financial Officer since May 2000, Corporate Secretary since June 1998 and Treasurer since April 1998. From October 1998 to May 2000, he served as Vice President of Finance. Prior to that he was the Corporate Controller from December 1996 to October 1998. Mr. Shea joined the company in April 1995 and previously held various positions in finance and accounting at Bay Networks and Digital Equipment Corporation.

        Mr. Collin has been Vice President of Sales since October 1999. From December 1998 to October 1999, he served as the Company's Director of European Operations prior to that as the Managing Director of the Company's U.K. subsidiary. Prior to joining the Company, he was the General Manager of Europe for Digital Origin, Inc. (formerly Radius, Inc.), a supplier of digital video computer products, in its U.K. subsidiary. Media 100 and Digital Origin, Inc. merged in May 2000.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

        The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Chief Executive Officer and each of the four most highly compensated executive officers other than the Chief Executive Officer for the fiscal years ended November 30, 2001, 2000 and 1999 (the "Named Executive Officers"):

Summary Compensation Table

Long-Term Compensation Awards(1)
Annual Compensation
Name and Principal Position				Securities Underlying Options(#)	All Other Compensation($)(2)
	Year	Salary($)	Bonus($)
John A. Molinari(3) Chief Executive Officer	2001 2000 1999	$250,000 233,529 200,000	$0 0 100,000	392,250 250,000 0	$312 291 288
Steven D. Shea(4) Chief Financial Officer, Treasurer and Secretary	2001 2000 1999	$175,000 160,009 125,000	$0 30,000 62,500	246,500 150,000 20,000	$3,218 3,200 2,834
Anthony B. Dolph(5) Former Vice President, Marketing	2001 2000 1999	$128,812 164,624 145,000	$0 10,000 36,250	70,000 80,000 0	$1,527 3,205 3,160
Timothy C. de E. Collin(6) Vice President of Worldwide Sales	2001 2000 1999	$200,000 192,070 194,423	$0 0 27,488	57,125 32,125 38,000	$13,810 6,424 21,316

(1)
The Company has not issued stock appreciation rights or granted restricted stock awards. In addition, the Company does not maintain a "long-term incentive plan," as that term is defined in applicable rules. The amounts shown reflect options granted pursuant to the Stock Option Cancellation and FY01 Stock Option Grant Plan. Under this plan, Messrs. Molinari, Shea and Collin cancelled and subsequently received 352,250 options, 221,500 options and 47,125 options, respectively. See the Compensation Committee Report on Executive Compensation.

(2)
The amounts reported represent (i) the dollar value of premiums paid by the Company on term life insurance for the benefit of the Named Executive Officers and (ii) contributions to a defined contribution plan with respect to Messrs. Shea and Dolph in 1999, 2000 and 2001. The amounts reported for Mr. Collin represent payments for car allowance, pension, contributions to a defined contribution plan and insurance.

(3)
Mr. Molinari was President from November 1996 until October 1998, resumed the role of President from June 1999 until May 2000 and again resumed that role in December 2000, and has been Chief Executive Officer since November 1996. From 1990 to November 1996, he was Vice President and General Manager of the Company's multimedia group.

(4)
Mr. Shea was appointed an executive officer of the Company effective May 2000.

(5)
Mr. Dolph was an executive officer of the Company from November 1996 until March 28, 2001.

(6)
Mr. Collin was appointed an executive officer of the Company effective October 1999.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        Mr. Collin's offer letter with the Company provides that in the event Mr. Collin is terminated without cause or Mr. Collin resigns following a significant reduction in compensation (other than a reduction applicable to executive officers generally) or following a major reduction in authority, the Company will pay Mr. Collin a lump-sum payment equal to his then-current salary, which is currently $200,000. Such payment is conditional on Mr. Collin's release of all claims against the Company. Upon termination without cause, Mr. Collin will also be subject to a one-year non-competition agreement.

Stock Options

        The following table provides information concerning the grant of stock options under the Key Employee Incentive Plan (1992) to the Named Executive Officers:

Option Grants in Last Fiscal Year

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Individual Grants
	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in Fiscal Year
Exercise or Base Price ($/Sh)(1)
Name						Expiration Date(1)	5% ($)		10% ($)
John A. Molinari(3)	20,000 352,250 20,000	0.65 11.47 0.65	% % %	$ $ $	2.06 1.45 0.99	1/10/11 7/20/11 10/02/11	$ $ $	25,948.19 321,215.79 12,452.12	$ $ $	65,757.81 814,023.89 31,556.10
Steven D. Shea(3)	15,000 221,500 10,000	0.49 7.21 0.33	% % %	$ $ $	2.06 1.45 0.99	1/10/11 7/20/11 10/02/11	$ $ $	19,461.15 201,985.23 6,226.06	$ $ $	49,318.36 511,870.23 15,778.05
Anthony B. Dolph(4)	20,000 50,000	0.65 1.63	% %	$ $	2.06 1.72	1/10/11 3/28/02	$ $	25,948.19 4,297.50	$ $	65,757.81 8,595.00
Timothy C. de E. Collin(3)	10,000 47,125	0.33 1.53	% %	$ $	2.06 1.45	1/10/11 7/20/11	$ $	12,974.09 42,973.16	$ $	32,878.90 108,902.41

(1)
In January 2001, the Company offered employees the opportunity to participate in an option cancellation and replacement program, pursuant to which each employee could elect to cancel his or her then-outstanding options in exchange for new replacement options on a one-for-one basis, which replacement options would be granted six months and one day from the date the original options were cancelled. The per share exercise price of the replacement options is $1.45, the fair market value of the Company's common stock on the date on which the replacement options were granted. The replacement options are exercisable as follows: 25% of the replacement options were fully vested and immediately exercisable on the date of grant and an additional 6.25% of the replacement options vest every three months thereafter over the next three years, with the vested options remaining exercisable for ten years from the date of grant. Messrs. Molinari, Shea and Collin participated in the option cancellation and replacement program with Mr. Molinari receiving 352,250 replacements options, Mr. Shea receiving 221,500 replacement options and Mr. Collin receiving 47,125 replacement options.

(2)
The amounts shown reflect the stock option cancellation and replacement program described in the preceding footnote.

(3)
With the exception of the replacement options discussed above, these options, when initially granted, become exercisable over four years; 25% on the first anniversary of the grant, 6.25% every three month thereafter, and expire ten years from date of grant.

(4)
As part of a separation agreement between Mr. Dolph and the Company, Mr. Dolph received a fully vested option grant exercisable for one year from date of termination in exchange for all of his existing options at the time of his termination. The fully vested options expire on March 28, 2002.

Option Exercises and Holdings

        The following table provides information, with respect to the Named Executive Officers, concerning the unexercised options held as of the end of the fiscal year:

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

			Number of Securities Underlying Unexercised Options at FY-End(#)		Value of Unexercised In-The-Money Options at FY-End($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John A. Molinari	0	$0.00	193,060	277,315	$0	$8,200
Steven D. Shea	0	$0.00	69,219	162,281	$0	$4,100
Anthony B. Dolph	0	$0.00	50,000	0	$0	$0
Timothy C. de E. Collin	0	$0.00	46,102	51,023	$0	$0

(1)
Market value of underlying securities at November 30, 2001, minus the exercise price of "in-the-money" options. These amounts take into account the stock option cancellation and replacement program described in footnote 1 to the preceding table.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee is responsible for reviewing the compensation of the executive officers of the Company. The committee also grants stock options under the Company's stock option plans and administers the Company's employee stock purchase plan.

        Compensation Philosophy.    The Company operates in a highly competitive and rapidly evolving high technology business. The committee seeks to establish compensation policies that provide management with a performance incentive, and that align the interests of senior management with stockholder interests. The program includes three principal components: salary, annual incentives, and stock option awards. The committee considers the past performance and anticipated future contribution of each executive officer in establishing the total amount and the mix of each element of compensation.

        Salary.    The salaries of the executive officers (including the Chief Executive Officer) are reviewed annually by the committee in light of survey information developed by an independent compensation and benefits consultant. The committee considers the median compensation levels for comparable positions at other technology companies, but does not, as a matter of policy, fix compensation of all executive officers as a percentage of such median levels. Accordingly, compensation levels for an executive officer may be set by the committee above or below such median levels, based on the committee's subjective assessment of other factors, including the scope of an individual's responsibilities, his or her prior level of experience and competition for executives with the skills required by the Company. Based on the above considerations, the base salaries of the executive officers remained the same during fiscal 2001 versus the levels in effect at the end of fiscal 2000.

        Annual Incentives.    The committee annually reviews and from time to time approves an executive incentive plan that provides executive officers (including the Chief Executive Officer) with the opportunity to earn specified percentages of their base salary based upon targeted financial goals and, in certain instances, on the achievement of individual objectives and a subjective assessment of the executive's performance. For the last fiscal year, there was no annual incentive plan approved by the committee and no incentive bonus payments were made to any of the executive officers.

        Stock Option Awards.    Stock Option awards are designed to align the interests of the executive officers with the long-term interests of the stockholders. The committee awards stock options generally at fair market value on the date of grant, and such awards are subject to vesting periods that are intended to encourage the executive officer to remain with the Company. The timing and amount of stock option awards given to the executive officers in fiscal 2001 were based in each case on the committee's subjective judgment of the particular circumstances of the individual.

        Stock Option Cancellation and FY01 Stock Option Grant Plan.    In January 2001, the Compensation Committee also reviewed outstanding options granted under previous option plans held by the Company's employees and determined that many employees of the Company held options at exercise prices that limited their effectiveness as a tool for employee retention and as a long-term incentive. The Compensation Committee recommended the stock option cancellation and grant plan ("Stock Grant Plan") to the Board of Directors as a means of addressing these issues. Under the Stock Grant Plan, current employees of the Company were permitted to cancel existing options in exchange for a new grant on a one-for-one basis. The employees who participated in the Stock Grant Plan had to wait six months and one day from the date of cancellation to receive their new options. The majority of employees who participated cancelled their options on January 19, 2001 and received new options on July 20, 2002 at an exercise price of $1.45, the fair market value of the Common Stock on that day. The vesting schedule for options granted on July 20, 2001 is as follows: 25% of the grant was fully vested on the date of grant and the remaining options vest at a rate of 6.25% every three months thereafter. The options expire ten years from the date of grant or July 20, 2011. Three executive officers, Messrs. Molinari, Shea and Collin, elected to participate in the Stock Grant Plan.

        The following table sets forth certain information concerning the Stock Option Cancellation and FY01 Stock Grant Plan, including (i) the name and position of each executive officer who participated in the plan, (ii) the date of any such repricing, (iii) the number of securities underlying replaced options, (iv) the per share market price of the underlying security at the time of the repricing, (v) the original exercise price of the cancelled option at the time of repricing, (vi) the per share exercise price of the option received in exchange for the existing option, and (vii) the original option term remaining at the date of exchange. There have been no other stock option repricing programs of the Company within the last ten years.

Ten Year Option Repricing

Name and Position	Date of Repricing	Number of Securities Underlying Options Repriced	Market Price of Common Stock at Time of Repricing		Exercise Price at Time of Repricing	New Exercise Price		Length of Original Option Term Remaining at Date of Repricing(1)
John A. Molinari Chief Executive Officer, President and Director	1/26/98 1/26/98 1/26/98 1/26/98 1/26/98 1/26/98 7/20/01 7/20/01 7/20/01 7/20/01 7/20/01 7/20/01 7/20/01	60,000 20,000 27,846 22,154 1,250 11,000 16,204 133,796 8 99,992 1,251 18,749 82,250	$ $ $ $ $ $ $ $ $ $ $ $ $	3.94 3.94 3.94 3.94 3.94 3.94 1.45 1.45 1.45 1.45 1.45 1.45 1.45	$16.91 $10.00 $ 6.42 $ 5.84 $ 3.93 $ 4.27 $20.44 $ 8.19 $ 8.19 $ 2.06 $ 2.06 $ 3.94	$ $ $ $ $ $ $ $ $ $ $ $ $	3.94 3.94 3.94 3.94 3.94 3.94 1.45 1.45 1.45 1.45 1.45 1.45 1.45	4 years 5 years 2 years 2 years 1 year 2 years 9 years 9 years 9 years 9 years 9 years 9 years 6 years
Steven D. Shea Chief Financial Officer, Treasurer and Secretary	1/26/98 1/26/98 7/20/01 7/20/01 7/20/01 7/20/01 7/20/01 7/20/01 7/20/01 7/20/01 7/20/01 7/20/01	12,900 3,600 20,000 6,250 3,750 10,000 15,283 59,717 7 74,993 940 14,060	$ $ $ $ $ $ $ $ $ $ $ $	3.94 3.94 1.45 1.45 1.45 1.45 1.45 1.45 1.45 1.45 1.45 1.45	$10.00 $13.70 $ 3.29 $ 5.13 $ 5.13 $ 5.56 $20.44 $20.44 $ 8.19 $ 8.19 $ 2.06 $ 2.06	$ $ $ $ $ $ $ $ $ $ $ $	3.94 3.94 1.45 1.45 1.45 1.45 1.45 1.45 1.45 1.45 1.45 1.45	6 years 6 years 7 years 7 years 7 years 8 years 9 years 9 years 9 years 9 years 9 years 9 years
Anthony B. Dolph Former Vice President, Marketing	1/26/98 1/26/98 1/26/98	20,000 10,000 20,000	$ $ $	3.94 3.94 3.94	$ 6.43 $10.00 $ 4.63	$ $ $	3.94 3.94 3.94	2 years 5 years 5 years
Timothy C. de E. Collin Vice President, Sales	7/20/01 7/20/01 7/20/01 7/20/01	10,949 21,176 3,137 6,863	$ $ $ $	1.45 1.45 1.45 1.45	$20.44 $20.44 $ 2.06 $ 2.06	$ $ $ $	1.45 1.45 1.45 1.45	9 years 9 years 9 years 9 years

        Compensation of the Chief Executive Officer.    The committee in accordance with the philosophy described above determined Mr. Molinari's salary, annual incentive opportunity and stock option award for fiscal 2001. Mr. Molinari's annual base salary was fixed at $250,000, the same amount as was in effect at the end of fiscal 2000. As mentioned above, Mr. Molinari did not have an annual incentive opportunity and did not receive any annual incentive compensation during fiscal 2001. In fiscal 2001, Mr. Molinari was granted incentive stock options to purchase 225,528, 9,274 and 1,251 shares at the then fair market value of $1.45, $0.99 and $2.06 per share, respectively, and non-qualified stock options to purchase 126,722, 18,749 and 10,726 shares at the then fair market value of $1.45, $2.06 and $0.99 per share, respectively, such options becoming exercisable as follows: 25% one year from the date of grant and 6.25% quarterly thereafter, except the option grants of 225,528 and 126,722, which were granted under the Stock Option Cancellation and FY01 Stock Option Grant Plan and which have the same vesting schedule as mentioned above. All such options expire ten years from the date of grant. These grants were determined by the committee to be appropriate, in light of Mr. Molinari's performance as Chief Executive Officer, as well as his existing level of stock options.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 in any year to the company's chief executive officer or any of the four other highest paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are satisfied. The Company has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

COMPENSATION COMMITTEE
Roger W. Redmond Paul J. Severino

PERFORMANCE GRAPH

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market (U.S.) Index") and the CRSP Index for Nasdaq Electronic Component Stocks (the "Nasdaq Electronic Component Index") for the period of five fiscal years commencing with the fiscal year ended November 30, 1997 and ending with the fiscal year ended November 30, 2001.

	1996	1997	1998	1999	2000	2001
NASDAQ STOCK MARKET (U.S.) INDEX	$100	$124.56	$152.70	$262.81	$203.67	$151.72
NASDAQ ELECTRONIC COMPONENT INDEX	$100	$117.51	$145.68	$266.88	$289.01	$178.68
MEDIA 100 INC. (MDEA)	$100	$40.09	$37.36	$121.98	$21.43	$12.31

        The above graph compares the performance of the Company with that of the Nasdaq Stock Market (U.S.) Index, which is an index comprising all domestic shares traded on the Nasdaq National Market and the Nasdaq SmallCap Market, and the Nasdaq Electronic Component Index, which is an industry index. Both these indices are prepared by the Center of Research in Securities Prices at the University of Chicago, and weigh investment on the basis of market capitalization.

        The comparison of total return of investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested at the close of the market on November 30, 1996 in each of the Nasdaq Stock Market (U.S.) Index and the Nasdaq Electronic Component Index and the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended November 30, 2001 all officers, directors and such 10% beneficial owners complied with all applicable filing requirements.

ADJOURNMENT OF MEETING

        In the event that sufficient votes in favor of the election of the nominees for director listed in this Proxy Statement (the "Nominees") or any other matter presented hereunder are not received by April 16, 2002, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies that they are entitled to vote in favor of the Nominees and all such other matters. They will vote against any such adjournment those proxies withholding authority to vote on any Nominee and voting against or abstaining with respect to all other such matters. The Company will pay the costs of any additional solicitation and of any adjourned meetings.

STOCKHOLDER PROPOSALS

        Stockholder proposals intended to be presented at the 2003 Annual Meeting of Stockholders must be received at the Company's principal executive offices located at 290 Donald Lynch Boulevard, Marlboro, Massachusetts 01752 not later than November 18, 2002, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. The deadline for providing timely notice to the Company of matters that stockholders of the Company otherwise desire to introduce at the 2003 Annual Meeting of Stockholders is January 30, 2003.

INDEPENDENT PUBLIC ACCOUNTANTS

        The Company has appointed Arthur Andersen LLP, which has served as the Company's auditors since 1980, to examine the financial statements of the Company for fiscal 2002. The Company expects that representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions, and such representatives will be given the opportunity to make a statement if they desire to do so.

        Audit Fees.    Arthur Andersen LLP billed the Company an aggregate of $180,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended November 30, 2001.

        Financial Information Systems Design and Implementation.    Arthur Andersen LLP did not bill the Company for any professional services rendered to the Company or its affiliates for the fiscal year ended November 30, 2001 in connection with financial information systems design or implementation, the operation of the Company's information systems or the management of its local area network.

        All Other Fees.    Arthur Andersen LLP billed the Company an aggregate of $117,000 in fees for other services rendered to the Company and its affiliates for the fiscal year ended November 30, 2001.

AUDIT COMMITTEE REPORT

        The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended November 30, 2001 and discussed these financial statements with the Company's management. The Audit Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61 (Communication with Audit Committees) and the auditors' independence from the Company and its management, including the matters in the written disclosures and the letter we received from the auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has considered the compatibility of non-audit services with the auditors' independence.

        Based on its review and discussions described above, the audit committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended November 30, 2001.

AUDIT COMMITTEE
Maurice L. Castonguay Roger W. Redmond Paul J. Severino

APPENDIX A

MEDIA 100 INC.

2002 STOCK OPTION AND INCENTIVE PLAN

1.    Purpose and Eligibility

        The purpose of this 20020 Stock Option and Incentive Plan (the "Plan") of Media 100 Inc. (the "Company") is to provide stock options and other equity interests in the Company (each an "Award") to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a "Participant". Additional definitions are contained in Section 8.

2.    Administration

        a.    Administration by Board of Directors.    The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

        b.    Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean such Committee or the Board.

        c.    Delegation to Executive Officers.    To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3.    Stock Available for Awards

        a.    Number of Shares.    Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock of the Company (the "Common Stock") that may be issued pursuant to the Plan is 950,000 shares. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        b.    Per-Participant Limit.    Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than 500,00 shares of Common Stock.

        c.    Adjustment to Common Stock.    In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 7(e)(i) applies for any event, this Section 3(c) shall not be applicable.

4.    Stock Options

        a.    General.    The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

        b.    Incentive Stock Options.    An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a "Nonstatutory Stock Option."

        c.    Exercise Price.    The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify it in the applicable option agreement.

        d.    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

        e.    Exercise of Option.    Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

        f.    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

          (i)    by check payable to the order of the Company;

          (ii)  except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

          (iii)  to the extent explicitly provided in the applicable option agreement, by (x) delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement), (y) delivery of a promissory note of the Participant to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased), or (z) payment of such other lawful consideration as the Board may determine.

5.    Restricted Stock

        a.    Grants.    The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

        b.    Terms and Conditions.    The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the

Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

6.    Other Stock-Based Awards

        The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

7.    General Provisions Applicable to Awards

        a.    Transferability of Awards.    Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

        b.    Documentation.    Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan.

        c.    Board Discretion.    The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

        d.    Termination of Status.    The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

        e.    Acquisition of the Company

          (i)    Consequences of an Acquisition.    Upon the consummation of an Acquisition, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 7(e)(i), also the "Board"), shall, as to outstanding Awards (on the same basis or on different bases, as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation, or (c) such other securities or other consideration as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Options, the Board may, on the same basis or on different bases as the Board shall specify, upon written notice to the affected optionees, provide that one or more one or more Options then outstanding shall become immediately exercisable in full and that such Options must, be exercised in whole or in part within a specified number of days of the date of such notice, at the end of which period such Options shall terminate, or provide that one or more one or more Options then outstanding, in whole or in part, shall become immediately exercisable in full and shall be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the Board in its sole discretion) for the shares subject to such Options over the exercise price thereof; provided, however,; in the event of the acceleration of the exercisability of one or more outstanding Options, the Board may provide, as a condition of full exercisability or any or all such Options, that the Common Stock as to which exercisability has been accelerated shall be restricted stock subject to forfeiture and repurchase at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock being equivalent to the timing and other terms of the superseded exercise schedule of the related Option. that before terminating any portion of an Option that is not vested or exercisable (other than in exchange for a cash payment), the Board must first accelerate in full the exercisability of the portion that is to be terminated. Unless otherwise determined by the Board (on the same basis or on different bases as the Board shall specify), any repurchase rights or other rights of the Company that relate to an Option or other Award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Option or other Award pursuant to this paragraph. The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

          (C)    Acquisition Defined.    An "Acquisition" shall mean: (x) the sale of the Company by merger in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Board.

          (ii)    Acquisition Defined.    An "Acquisition" shall mean: (x) any merger, consolidation or other reorganization of the outstanding capital securities of the Company in which the holders of the outstanding voting securities of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the outstanding voting securities of the surviving or successor entity; or (y) any acquisition (other than by merger or consolidation) of more than 50% of the outstanding voting securities of the Company in one or a series of related transactions by any person or group that did not beneficially own more than 10% of the voting securities of the Company prior to such acquisition; or (z) any sale, lease, transfer or other disposition (other than by merger or consolidation) of all or substantially all of the assets of the Company (other than in a spin-off or similar transaction to the Company's existing voting securityholders).

          (iii)    Assumption of Options Upon Certain Events.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

        f.    Withholding.    Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Board or as determined pursuant to the applicable option agreement). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

        g.    Amendment of Awards.    The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock

Option, provided that, the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

        h.    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        i.    Acceleration.    The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option. In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to paragraph (e)(i), the Board may provide, as a condition of full exercisability of any or all such Options, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted stock subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

8.    Miscellaneous

        a.    Definitions.

          (i)    "Company," for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Media 100 Inc., as defined in Section 424(f) of the Code (a "Subsidiary"), and any present or future parent corporation of Media 100 Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term "Company" shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

          (ii)  "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

          (iii)  "Employee" for purposes of eligibility under the Plan (but not for purposes of Section 4(b)) shall include a person to whom an offer of employment has been extended by the Company.

        b.    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

        c.    No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

        d.    Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

        e.    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

        f.    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of Delaware, without regard to any applicable conflicts of law.

Adopted by the Board of Directors on January 23, 2002

0721-PS-02

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PROXY

MEDIA 100 INC.

ANNUAL MEETING OF STOCKHOLDERS

April 16, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints John A. Molinari and Steven D. Shea, each of them with power of substitution to each, to represent and to vote at the Annual Meeting of Stockholders to be held on April 16, 2002 at 10:00 a.m., and at any adjournments or postponements thereof all shares of Common Stock of the Company as to which the undersigned would be entitled to vote if present. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters that may come before the meeting, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

        Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted FOR the election as directors of all nominees named hereon or any of such nominees for which approval is not withheld and IN FAVOR of 2002 Stock Option and Incentive Plan and in the discretion of the named proxies as to any other matter not known a reasonable time before this solicitation that may come before this meeting or any adjournments or postponements thereof.

CONTINUED AND TO BE SIGNED ON REVERSE [SEE REVERSE SIDE]

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/X/	PLEASE MARK VOTES AS IN THIS EXAMPLE.

The Board of Directors recommends a vote FOR the following proposals:
PLEASE DO NOT FOLD THIS PROXY.

Proposal No. 1—Election of Directors.

Nominees:    John Molinari, Maurice L. Castonguay, Roger W. Redmond, and Paul J. Severino

/ /	FOR ALL NOMINEES	/ /	WITHHELD FROM ALL NOMINEES	/ /	FOR ALL NOMINEES EXCEPT AS NOTED BELOW:

Proposal No. 2—Approval of the 2002 Stock Option and Incentive Plan

Approval of the 2002 Stock Option and Incentive Plan.	FOR / /	AGAINST / /	ABSTAIN / /

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES NAMED HEREON, OR ANY OF SUCH NOMINEES FOR WHICH APPROVAL HAS NOT BEEN WITHHELD, AND IN FAVOR OF THE 2002 STOCK OPTION AND INCENTIVE PLAN. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign your name exactly as it appears on your stock certificates, write in the date and return this proxy as soon as possible. If the stock is registered in more than one name, each joint owner should sign personally. Attorney, executor, administrator, trustee or guardian must give full title as such. Only authorized officers should sign for corporations and should state his or her title.
Signature:	Date:	Signature:	Date:

QuickLinks

MEDIA 100 INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held April 16, 2002
MEDIA 100 INC. PROXY STATEMENT Annual Meeting of Stockholders April 16, 2002
1. ELECTION OF DIRECTORS
2. APPROVAL OF THE 2002 STOCK OPTION AND INCENTIVE PLAN (THE "2002 PLAN")
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Ten Year Option Repricing
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ADJOURNMENT OF MEETING
STOCKHOLDER PROPOSALS
INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT COMMITTEE REPORT
APPENDIX A MEDIA 100 INC. 2002 STOCK OPTION AND INCENTIVE PLAN